                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        _______________________________

                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 1998

                              Whitman Corporation
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             (Exact name of registrant as specified in its charter)


          Delaware                     001-04710                      36-6076573
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(State or other jurisdiction    (Commission File Number)  (IRS Employer Identification No.)
     of incorporation)

3501 Algonquin Road,  Rolling Meadows, Illinois                    60008
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  (847) 818-5000

                                      N/A
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         (Former name or former address, if changed since last report.)


================================================================================
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Item 2.  Acquisition or Disposition of Assets

     On January 30, 1998, Whitman Corporation ("Whitman") distributed (the "Distribution") to its shareholders of record as of the close of business on January 16, 1998 (the "Record Date"), all of the outstanding shares of common stock of Hussmann International, Inc. ("Hussmann") and all of the outstanding shares of common stock of Midas, Inc. ("Midas"). Prior to the Distribution, both Hussmann and Midas were wholly-owned subsidiaries of Whitman. (Hussmann and Midas are individually referred to herein as a "Company" and collectively as the "Companies.")

     Prior to the Distribution, Whitman entered into a separate Distribution and Indemnity Agreement (each, a "Distribution Agreement") with each Company providing for, among other things, the principal corporate transactions required to effect the Distribution and certain other agreements governing the relationship between Whitman and each Company with respect to or as a result of the Distribution.

     The Distribution Agreements set forth a series of steps required in order to separate from Whitman, prior to the Distribution, any assets that are related to the respective businesses of the Companies. Such steps involved, among other things, the transfer to Hussmann and Midas, respectively, of Hussmann Corporation and Midas International Corporation and all of the foreign businesses conducted by Hussmann Corporation and Midas International Corporation which were held by a Netherlands company owned by Whitman. As a result of the Distribution, each Company is now an independent publicly-owned company and Hussmann Corporation and Midas International Corporation are the principal operating subsidiaries of Hussmann and Midas, respectively. Whitman has retained the Pepsi-Cola General Bottlers business it conducted prior to the Distribution.

     Also pursuant to the Distribution Agreement and prior to the Distribution Date, each Company made certain payments to Whitman. Midas International Corporation and a foreign affiliate paid to Whitman approximately $210 million which was applied to settle all intercompany loans and advances from Whitman and to pay a cash dividend. Hussmann Corporation paid to Whitman $240 million which was applied to settle all intercompany loans and advances from Whitman and to pay a cash dividend.

     No consideration was payable by Whitman shareholders for the shares of Hussmann common stock or for the shares of Midas common stock, nor were they required to surrender or exchange shares of Whitman common stock or take any other action in order to receive such shares.

     Additional information concerning Hussmann and the Distribution is contained in Hussmann's Registration Statement on Form 10/A No. 3 (Post-Effective Amendment No. 1) (Commission File No. 1-13409) which was declared effective by the Commission on December 29, 1997. Additional information concerning Midas and the Distribution is contained in Midas' Registration Statement on Form 10/A No. 3 (Post-Effective Amendment No. 1) (Commission File No. 1-13407) which was declared effective by the Commission on December 29, 1997.
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(b)  Pro Forma Financial Information

     The financial statements required by this item are contained in, and are incorporated herein by reference to, Whitman's Current Report on Form 8-K dated December 17, 1997, which was filed with the Commission on January 6, 1998.

(c)  Exhibits
     --------

          The exhibits accompanying this report are listed in the accompanying
Exhibit Index.
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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                WHITMAN CORPORATION



Date:  February 10, 1998        By:  William B. Moore
                                   ---------------------------------------------
                                   William B. Moore
                                   Vice President, General Counsel and Secretary
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                                 Exhibit Index

Exhibit
Number    Description of Exhibit
-------   ----------------------

2.1 Distribution and Indemnity Agreement dated as of December 31, 1997 by and among the Registrant, Hussmann International, Inc. and Hussmann Corporation

2.2 Tax Sharing Agreement dated as of December 31, 1997 by and among the Registrant, Hussmann International, Inc. and Hussmann Corporation

2.3 Distribution and Indemnity Agreement dated as of December 31, 1997 by and among the Registrant, Midas, Inc. and Midas International Corporation

2.4 Tax Sharing Agreement dated as of December 31, 1997 by and among the Registrant, Midas, Inc. and Midas International Corporation